FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of April 1, 2018, to the Transfer Agent Servicing Agreement, dated as of April 11, 2016 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the Marketfield Fund (the “Fund”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John P. Buckel	By: /s/ Anita M Zagodnik
Name: John P. Buckel	Name: Anita M. Zagodnik
Title: President	Title: Senior V.P.

Marketfield Fund - 4/2018

Amended Exhibit C to the
Trust for Professional Managers Transfer Agent Servicing Agreement – Marketfield Fund

Transfer Agent, Shareholder & Account Services Fee Schedule effective at April, 2018

Annual Basis Point Fee*
___ basis points on the balance on all assets
Annual Discount of $ ___ /year applied for period February 2018 – January 2019Minimum Annual Fee per Cusip - $ ___

Services Included in Annual Basis Point Fee
Open/Closed Account Fees
AML Fees
ACH Fees
Shareholder Servicing Calls
Voice Response Calls and Maintenance
Omnibus Account Transactions
Daily Valuation/Manual 401k Trade
ReportSource
NSCC System Interface
NSCC Processing Charges
Short-Term Trader Reporting
12b-1 Aging
FanWeb
Informa
Fulfillment
FATCA Servicing
Cost Basis Account Charges
Disaster Recovery Account Charges
Shareholder Related Mailings
Printing, Postage, & Handling of Shareholder Daily Statements, Periodic Statements, Compliance Mailings, & Tax Statements
Printing, Postage, & Handling of Shareholder and Dealer Commission Checks
Records Retention
eConnect Delivery
Vision ID and Activity Charges
PowerSelect Requests
Third Party File Fees

Services Not Included in the Basis Point Fee – Additional Services Priced at the standard rate at the time of request
DST Programming Charges
Conversion Charges
Specialized Programming & Reports
Omnibus Conversions
Travel
Products and services not utilized prior to 03/31/2018
Any New Products/Services Developed]
All Other Out of Pocket Expenses

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Exhibit C.

By: Marketfield Asset Management LLC

Name:   /s/ Michael Shaoul

Title:    CEO

Date: April 25, 2018

Marketfield Fund - 4/2018

Amended Exhibit C (continued) to the
Trust for Professional Managers Transfer Agent Servicing Agreement – Marketfield

Transfer Agent & Shareholder Services

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: $ ___ per user
-	Support: $ ___ per user per month
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $ ___ per file
-	Custom coded data for recurring, scheduled delivery: $ ___ per hour consultation and programming development
-	Support: $ ___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $ ___ one-time fee
-	Support: $ ___ per file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$ ___ implementation
−	$ ___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$ ___ implementation
−	$ ___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$ ___ implementation
−	$ ___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$ ___ implementation
−	$ ___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$ ___ implementation
−	$ ___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$ ___ implementation
−	$ ___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$ ___ per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$ ___ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements

Marketfield Fund - 4/2018

Amended Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing Agreement – Marketfield

Transfer Agent & Shareholder Services Supplemental Services
Fee Schedule effective at April, 2018

Transfer Agent Training Services
▪	On-site at USBFS - $ ___ per day
▪	At Client Location - $ ___ per day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$ ___ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$ ___ setup per fund group
▪	$ ___ per month administration
▪	$ ___ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$ ___ per fund group per month

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$ ___ per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$ ___ per monthly report

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$ ___ per qualified plan account or Coverdell ESA account (Cap at $ ___ per SSN)
▪	$ ___ per transfer to successor trustee
▪	$ ___ per participant distribution (Excluding SWPs)
▪	$ ___ per refund of excess contribution
▪	$ ___ per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$ ___ per outgoing wire transfer or overnight delivery
▪	$ ___ per telephone exchange
▪	$ ___ per return check or ACH or stop payment
▪	$ ___ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$ ___ setup per fund group
▪	$ ___ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $ ___
-	10 Users – $ ___
-	20 Users – $ ___
-	30 Users – $ ___
-	40 Users – $ ___
-	50 Users – $ ___
▪	Training

Marketfield Fund - 4/2018

-	WebEx - $ ___ per user
-	On Site at USBFS - $ ___ per day
-	At Client Location - $ ___ per day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $ ___ per hour (8 hour estimate)
-	Recurring (per feed) - $ ___ per month

Marketfield Fund - 4/2018